Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

BETWEEN

PUGET ENERGY, INC.

AND

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

TRUSTEE

DATED AS OF MARCH 27, 2026

7.000% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED NOTES

DUE 2056, SERIES A

7.250% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED NOTES

DUE 2056, SERIES B

i

ii

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March 27, 2026 (this “Supplemental Indenture”), is between PUGET ENERGY, INC., a Washington corporation, having its principal office at 355 110th Ave NE, Bellevue, WA 98004 (the “Company”), and Computershare Trust Company, National Association, a national banking association, as trustee of the Securities established by this Supplemental Indenture, having a Corporate Trust Office at 1505 Energy Park Drive, St. Paul, MN 55108 (herein called the “Trustee”).

WHEREAS, the Company has heretofore entered into a Junior Subordinated Indenture (the “Base Indenture”), dated as of March 27, 2026 between the Company and the Trustee;

WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as supplemented and amended by this Supplemental Indenture, and as may be hereafter supplemented or amended from time to time in accordance herewith and therewith, is herein called the “Indenture”;

WHEREAS, under the Base Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Base Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Base Indenture a new series of Securities and to appoint the Trustee as Trustee under the Base Indenture with respect to such Securities;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definition of Terms. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the capitalized terms not otherwise defined herein shall have the meanings set forth in the Base Indenture or, if not defined in the Base Indenture;

(b) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(c) all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein;

(d) a reference to a Section or Article is to a Section or Article of this Supplemental Indenture unless otherwise stated;

(e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(f) headings are for convenience of reference only and do not affect interpretation;

“Additional Interest” means all interest payable as a consequence of the failure to effectuate in a timely manner the exchange offer and/or shelf registration procedures set forth in the Registration Rights Agreement.

“Affiliate” has the meaning specified in Section 2.10(c).

“Business Day” means a day other than (i) a Saturday or Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee is closed for business.

“Bylaws” has the meaning specified in Section 2.10(j).

“Calculation Agent” shall have the meaning set forth in Section 2.05.

“Change of Control” has the meaning specified in Section 2.10(c).

“Change of Control Event” has the meaning specified in Section 2.10(c).

“Change of Control Redemption Date” has the meaning specified in Section 2.10(a).

“Change of Control Redemption” has the meaning specified in Section 2.10(a).

“Clearstream” means Clearstream Banking, S.A.

“Company” has the meaning specified in the Preamble hereof.

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business with respect to the Securities herein described shall be principally administered, which office at the date of original execution of this Supplemental Indenture is located at 1505 Energy Park Drive, St. Paul, MN 55108,Attention: Corporate Trust Services-Administrator for Puget Energy, Inc.

“Distribution Compliance Period” shall have the meaning set forth in Section 2.03(d).

“Deferred Interest” shall have the meaning set forth in Section 4.01.

“Exchange Notes” has the meaning specified in Section 2.01.

“Exchange Offer” means the offer that may be made pursuant to the Registration Rights Agreement by the Company to exchange the Initial Notes for the Exchange Notes.

“Fitch” has the meaning specified in Section 2.10(c).

“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, the average of the yields on actively traded United States Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five Business Days appearing under the caption “Treasury Constant Maturities” in the most recent H.15. If the Five-Year Treasury Rate cannot be determined pursuant to the method described above, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, will determine the Five-Year Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention, the definition of “Business Day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

“H.15” means the daily statistical release designated as such, or any successor publication as determined by the Calculation Agent in its sole discretion, published by the Federal Reserve Board, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Interest Determination Date.

“Holder” means the Person in whose name at the time a particular Note is registered on the books of the Trustee kept for that purpose.

“Initial Notes” has the meaning specified in Section 2.01.

“Interest Payment” means, with respect to any Interest Payment Date, the interest payment on the applicable series of Notes due on such Interest Payment Date.

“Interest Payment Date” shall have the meaning set forth in Section 2.05.

“Interest Period” means, with respect to any Interest Payment Date, the period from and including the immediately preceding Interest Payment Date (or if none, March 27, 2026) to, but excluding, such Interest Payment Date.

“Investment Grade” has the meaning specified in Section 2.10(c).

“Investors” has the meaning specified in Section 2.10(c).

“Moody’s” has the meaning specified in Section 2.10(c).

“Non-U.S. Person” means a Person who fails to qualify as a U.S. Person, as such term is defined in Rule 902 promulgated by the Commission under the Securities Act.

“Notes” shall have the meaning specified in Section 2.01.

“Optional Deferral Period” has the meaning set forth in Section 4.01.

“Original Issue Date” means the date on which the Notes are originally issued.

“Permitted Holders” has the meaning specified in Section 2.10(c).

“QIB” means Qualified Institutional Buyer as defined in Rule 144A.

“Rating Agency” has the meaning specified in Section 2.10(c).

“Rating Decline Period” has the meaning specified in Section 2.10(c).

“Rating Event” has the meaning specified in Section 2.10(c).

“Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization for purposes of assigning equity credit to securities such as the Notes on the date of original issuance of the Notes, which either (i) shortens the period of time during which equity credit pertaining to the Notes would have been in effect had the current methodology not been changed, or (ii) reduces the amount of equity credit assigned to the Notes as compared with the amount of equity credit that such rating agency had assigned to the Notes as of the date of original issuance thereof.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of March 27, 2026 among the Company and the Initial Purchasers named therein, or any other Registration Rights Agreement executed in connection with the issuance of Initial Notes after the date hereof, as the case may be.

“Regular Record Date” means, with respect to any Interest Payment Date for the Notes, the fifteenth calendar day immediately preceding the applicable Interest Payment Date whether or not a business day; provided that if any of the Notes remain in book-entry form, the Regular Record Date for such Notes will be fifteen days prior to the applicable Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” has the meaning specified in Section 2.03(d).

“Reset Interest Determination Date” means, in respect of any Series A Interest Reset Period or Series B Interest Reset Period, the day falling two Business Days prior to the beginning of the applicable Series A Interest Reset Period or Series B Interest Reset Period.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” has the meaning specified in Section 2.03(c).

“S&P” has the meaning specified in Section 2.10(c).

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Series A Notes” shall have the meaning specified in Section 2.01.

“Series B Notes” shall have the meaning specified in Section 2.01.

“Series A Interest Reset Period” means the period from and including September 15, 2031 to, but not including, the next following Series A Reset Date and thereafter each period from and including each Series A Reset Date to, but not including, the next following Series A Reset Date or the maturity date or date of redemption, as the case may be.

“Series B Interest Reset Period” means the period from and including September 15, 2036 to, but not including, the next following Series B Reset Date and thereafter each period from and including each Series B Reset Date to, but not including, the next following Series B Reset Date or the maturity date or date of redemption, as the case may be.

“Series A Maturity Date” shall have the meaning specified in Section 2.02.

“Series B Maturity Date” shall have the meaning specified in Section 2.02.

“Series A Reset Date” means September 15, 2031 and each date falling on the five-year anniversary of the preceding Series A Reset Date.

“Series B Reset Date” means September 15, 2036 and each date falling on the five-year anniversary of the preceding Series B Reset Date.

“Successor Person” shall have the meaning specified in Section 10.01.

“Tax Event” means receipt by the Company of an opinion of counsel experienced in tax matters to the effect that, as a result of:

(a) any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

(b) an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

(c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

(d) a threatened challenge asserted in writing in connection with an audit of the Company or its subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the applicable series of Notes, which amendment, clarification, or change in each case is effective or which administrative action is taken or judicial decision, interpretation or pronouncement is issued, or which threatened challenge is asserted, after March 24, 2026, there is more than an insubstantial risk that interest payable by the Company on the applicable series of Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

“Tax Event Redemption Date” shall have the meaning specified in Section 2.09.

“Voting Stock” has the meaning specified in Section 2.10(j).

The terms “Company,” “Trustee,” “Base Indenture,” and “Indenture” shall have the respective meanings set forth in the recitals to this Supplemental Indenture.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01 Designation and Principal Amount. There is hereby authorized a new series of Securities, to be designated the “7.000% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056 Series A” (the “Initial Series A Notes”) and “7.250% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056, Series B” (the “Initial Series B Notes,” collectively, the “Initial Notes”), and a new series of junior subordinated notes to be issued under the Indenture upon an exchange of the Initial Notes to be designated as the Company’s “7.000% Exchange Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056, Series A” (the “Exchange Series A Notes” and together with the Initial Series A Notes, the “Series A Notes”) and “7.250% Exchange Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056, Series B” (the “Exchange Series B Notes,” and together with the Initial Series B Notes, the “Series B Notes”) (the Exchange Series A Notes and Exchange Series B Notes are collectively referred to as the “Exchange Notes”, and together with the Initial Notes, the “Notes”). There are to be authenticated and delivered $450,000,000 aggregate principal amount of Series A Notes and $450,000,000 aggregate principal amount of Series B Notes, respectively, which amounts shall be set forth in any written orders of the Company for the authentication and delivery of Notes pursuant to Section 301 of the Base Indenture and Section 6.01 hereof. All Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Notes. Any such additional Notes will have the same interest rate, maturity and other terms as those initially issued. No Notes shall be authenticated and delivered in excess of the principal amount as so increased, except as provided by the Base Indenture and the terms of this Supplemental Indenture.

Section 2.02 Stated Maturity. The “Series A Maturity Date” of the Notes is September 15, 2056. The “Series B Maturity Date” of the Notes is September 15, 2056. For the avoidance of doubt, with respect to the Notes of each series, the Series A Maturity Date and the Series B Maturity Date, as applicable, refers only to the date on which principal is due and payable as set forth in this Section 2.02.

Section 2.03 Form and Payment; Minimum Transfer Restriction.

(a) Except as provided in Section 2.04, the Notes shall be issued in fully registered definitive form without coupons. All Series A Notes shall have identical terms and all Series B Notes shall have identical terms. Principal of the Notes will be payable (subject to the last sentence of this Section 2.03(a)), the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes of the same series of a like aggregate principal amount bearing identical terms and provisions, at the Corporate Trust Office of the Trustee; provided, however, that, except as otherwise provided in the form of Series A Note and Series B Note attached hereto as Exhibit A and Exhibit B, as applicable, payment of interest will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, if such Person so requests and designates an account in writing to the Trustee at least five Business Days prior to the relevant Interest Payment Date, by wire transfer to an account within the United States, and provided, further, that the Company, in its discretion may remove the Paying Agent and may appoint one or more additional Paying Agents (including the Company or any of its affiliates).

(b) The Notes shall be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(c) Notes initially offered and sold to QIBs in reliance on Rule 144A shall be issued in the form of one or more Global Notes in definitive, fully registered form, without interest coupons, substantially in the form of Exhibit A hereto (referred to collectively as the “Rule 144A Global Note”). The Rule 144A Global Note shall be deposited on the date of the closing of the sale of the Notes with, or on behalf of, the Depositary and registered in the name of Cede & Co., as nominee of the Depositary. Interests in the Rule 144A Global Note shall be available for purchase only by QIBs.

(d) Notes offered and sold in offshore transactions to Non-U.S. Persons in reliance on Regulation S shall initially be issued in the form of one or more Global Notes in definitive, fully registered form, without interest coupons, substantially in the form of Exhibit A hereto (referred to collectively as the “Regulation S Global Note”). Through and including the 40th day after the later of the commencement of the offering of the Notes and the original issue date of the Notes (such period through and including such 40th day, the “Distribution Compliance Period”), beneficial interests in the Regulation S Global Note may be held only through Euroclear and Clearstream (as indirect participants in the Depositary), unless transferred to a person that takes delivery through a Rule 144A Global Note in accordance with the certification requirements provided by Section 2.04. Beneficial interests in the Rule 144A Global Note may not be exchanged for beneficial interests in the Regulation S Global Note at any time except in the limited circumstances described below.

(e) Except as otherwise provided herein, the Rule 144A Global Note and the Regulation S Global Note may be transferred, in whole and not in part, solely to another nominee of the Depositary or to a successor of the Depositary or its nominee. Owners of beneficial interests in the Global Notes will not be considered the Holders thereof for any purpose under the Indenture, and beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described in Section 2.04. The rights of Holders of such Global Note shall be exercised only through the Depositary.

Any beneficial interest in a Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest.

A Global Note shall be exchangeable for Notes registered in the names of Persons other than the Depositary or its nominee only in accordance with Section 305 of the Original Indenture. Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depositary shall direct and Notes issued in exchange for Rule 144A Global Note and Regulation S Global Note pursuant to the preceding sentence will bear, and be subject to, the legends relating to restrictions on transfer required by Section 2.07.

Section 2.04 Transfer and Exchange.

(a) Transfer Restrictions. The Initial Notes, and those Exchange Notes with respect to which any Person described in Sections 2.07(c)(i), (ii) or (iii) is the beneficial owner, may not be transferred except in compliance with the applicable legends contained in Exhibit A unless otherwise determined by the Company in accordance with applicable law.

No service charge will be made for any transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required (i) to issue, transfer or exchange any Notes during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice identifying the Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (ii) to transfer or exchange any Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Note redeemed in part.

(b) Transfers under Regulation S Global Note.

(i) Prior to the expiration of the Distribution Compliance Period, a transfer of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit C hereto from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them. After the expiration of the Distribution Compliance Period, interests in the Regulation S Global Note may be transferred without requiring the certification set forth in Exhibit C hereto or any additional certification.

(ii) Prior to or on the expiration of the Distribution Compliance Period, beneficial interests in a Regulation S Global Note may only be held through Euroclear or Clearstream or another agent member of Euroclear and Clearstream acting for and on behalf of them, unless exchanged for interests in a Rule 144A Global Note in accordance with the certification requirements hereof. During the Distribution Compliance Period, interests in a Regulation S Global Note, if any, may be exchanged for interests in the Rule 144A Global Note only in accordance with the certification requirements described in this Section 2.04.

(iii) As used in the preceding two paragraphs of this Section 2.04(b), the term “transfer” encompasses any sale, transfer or other disposition of any Notes referred to herein except for transfers from any Holder to an Affiliate of such Holder; provided that such transferring Holder shall deliver a letter to the Trustee stating that the transferee is an Affiliate of such Holder. The Trustee shall be entitled to conclusively rely on and be fully protected in its reliance on such letter.

(c) Transfers of Regulation S Global Note to Rule 144A Global Note. Prior to the expiration of the Distribution Compliance Period, a transfer of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit D hereto from the proposed transferor and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them.

(d) Exchange of Initial Notes for Exchange Notes. The Initial Notes may be exchanged for Exchange Notes pursuant to the terms of the Exchange Offer. The Trustee shall make the exchange as follows:

The Company shall present the Trustee with an Officer’s Certificate certifying the following:

(i) upon issuance of the Exchange Notes, the transactions contemplated by the Exchange Offer have been consummated; and

(ii) the principal amount of Initial Notes properly tendered in the Exchange Offer that are represented by a Global Note or by Global Notes and the principal amount of Initial Notes properly tendered in the Exchange Offer that are represented by individual Notes, the name of each Holder of such individual Initial Notes, the principal amount properly tendered in the Exchange Offer by each such Holder and the name and address to which individual Exchange Notes shall be registered and sent for each such Holder.

The Trustee, upon receipt of (i) such Officer’s Certificate, (ii) an Opinion of Counsel addressed to the Trustee of the Notes to the effect that the Exchange Notes have been registered under Section 5 of the Securities Act, and the Indenture has been qualified under the Trust Indenture Act and (iii) a Company Order, shall authenticate a Global Note or Global Notes for Exchange Notes in aggregate principal amount equal to the aggregate principal amount of Initial Notes represented by a Global Note or by Global Notes indicated in such Officer’s Certificate as having been properly tendered.

If the principal amount of the Global Note or Global Notes for the Exchange Notes is less than the principal amount of the Global Note or Global Notes for the Initial Notes, the Trustee shall make an endorsement on such Global Note or Global Notes for Initial Notes indicating a reduction in the principal amount represented thereby.

Section 2.05 Interest.

(a) The Series A Notes bear interest (i) from and including the date of the original issuance to, but excluding, September 15, 2031 at an annual rate of 7.000% and (ii) from and including September 15, 2031 during each Series A Interest Reset Period at an annual rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date, plus 2.961%; provided, that the interest rate during any Series A Interest Reset Period will not reset below 7.000%. The Series A Notes will mature on the Series A Maturity Date. The Series B Notes bear interest (i) from and including the date of the original issuance to, but excluding, September 15, 2036 at an annual rate of 7.250% and (ii) from and including September 15, 2036 during each Series B Interest Reset Period at an annual rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date, plus 2.848%; provided, that the interest rate during any Series B Interest Reset Period will not reset below 7.250%. The Series B Notes will mature on the Series B Maturity Date. Subject to the Company’s right to defer interest payments as described below, interest and Additional Interest, if any, will be payable semi-annually in arrears on March 15 and September 15 of each year (each an “Interest Payment Date”), beginning on September 15, 2026. If interest payments are deferred or otherwise not paid, they will accrue and compound until paid at the same rate at which the applicable Notes bear interest to the extent permitted by law. As permitted by the terms of the Notes, if interest payments are deferred or otherwise not paid up to a redemption date that does not fall on an Interest Payment Date, they will accrue and compound until paid at the same rate at which the Notes of the applicable series bear interest to the extent permitted by law. The amount of interest payable for any interest accrual period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months.

(b) Unless all of the outstanding Notes of the applicable series have been redeemed, the Company will appoint a calculation agent (the “Calculation Agent”) with respect to the Notes of such series prior to the applicable Reset Interest Determination Date. The Company or any of its affiliates may assume the duties of the Calculation Agent. The applicable interest rate for each Series A Interest Reset Period or Series B Interest Reset Period, as applicable, will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. If the Company or one of its affiliates is not the Calculation Agent, the Calculation Agent will notify the Company of the interest rate for the relevant Series A Interest Reset Period or Series B Interest Reset Period, as applicable, promptly upon such determination. The Company will notify the Trustee of such interest rate, promptly upon making or being notified of such determination. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest for any Series A Interest Reset Period or Series B Interest Reset Period, as applicable, will be conclusive and binding absent manifest error, will be made in the Calculation Agent’s sole discretion and, notwithstanding anything to the contrary in the documentation relating to the Notes of the applicable series, will become effective without consent from any other person or entity. Such determination of any interest rate and calculation of the amount of interest will be on file at the Company’s principal offices and will be made available to any holder of the Notes of the applicable series upon request. The Trustee will initially serve as the Calculation Agent. In no event shall the Trustee have any liability for any determination made by or on behalf of such Calculation Agent.

(c) If an Interest Payment Date, a redemption date or the maturity date of the applicable Notes falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Interest Payment Date, the redemption date or the maturity date, as applicable.

Section 2.06 Events of Default. Any Event of Default as defined in the Base Indenture shall be an Event of Default with respect to the Notes of the applicable series; provided that a valid extension of the Interest Period by the Company pursuant to Article IV herein shall not be deemed to be a default in the payment of interest for the purposes of Article VIII of the Base Indenture and shall not otherwise be deemed an Event of Default.

Section 2.07 Legends.

(a) Except as permitted by Sections 2.07(b) and (c), or as otherwise determined by the Company in accordance with applicable law, each Note shall bear the applicable legends relating to restrictions on transfer pursuant to the securities laws in substantially the forms set forth on Exhibit A and Exhibit B hereto, respectively.

(b) After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pursuant to Section 2.07(a) pertaining to restrictive legends on such Initial Notes shall cease to apply.

(c) The Company shall issue, and the Trustee shall authenticate upon a Company Order, Exchange Notes in exchange for Initial Notes accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the legends required by Section 2.07(a), in each case unless the Holder of such Initial Notes is either (i) a broker-dealer who purchased such Initial Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (ii) a Person participating in the distribution of the Initial Notes or (iii) a Person who is an affiliate (as defined in Rule 144 under the Securities Act) of the Company.

Section 2.08 No Sinking Fund or Repayment at Option of the Holder. The Notes shall not be subject to any sinking fund or analogous provision and shall not be repayable at the option of a Holder thereof prior to the Series A Maturity Date or the Series B Maturity Date, as applicable.

Section 2.09 Optional Redemption.

(a) The Company may redeem the Series A Notes in whole or in part upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Series A Notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date (i) on any day in the period commencing on the date falling 90 days prior to the first Series A Reset Date and ending on and including the first Series A Reset Date and (ii) after the first Series A Reset Date, on any Interest Payment Date. The Company may redeem the Series B Notes in whole or in part upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Series B Notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date (i) on any day in the period commencing on the date falling 90 days prior to the first Series B Reset Date and ending on and including the first Series B Reset Date and (ii) after the first Series B Reset Date, on any Interest Payment Date.

(b) If notice of redemption is given pursuant to Section 2.09(a) above, the Notes so to be redeemed will, on the redemption date (subject, in the case of a conditional redemption, to the satisfaction of all conditions precedent), become due and payable at the redemption price together with any accrued and unpaid interest thereon, and from and after such date (unless the Company has defaulted in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest. If any Notes called for redemption shall not be paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the redemption date at the rate then applicable to the Notes.

(c) In addition, the applicable series of the Notes may be redeemable, in whole but not in part, upon not less than 10 nor more than 60 days’ notice, following the occurrence of a Tax Event, at the redemption price equal to the sum of: (1) 100% of the principal amount of the Notes being redeemed plus (2) accrued and unpaid interest thereon, if any, to the date fixed for redemption (the “Tax Event Redemption Date”). In such case, the Company will deliver a notice of redemption specifying the Tax Event Redemption Date, which shall be no later than 120 days following the Tax Event.

(d) If at the time notice of redemption is given pursuant to Section 2.09(c) above, the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to their receipt on or before the Tax Event Redemption Date and such notice shall be of no effect unless such moneys are so received.

(e) In addition, the applicable series of the Notes may be redeemable upon not less than 10 nor more than 60 days’ notice, in whole but not in part, for either series of the Notes following the occurrence of a Rating Agency Event, at 102% of their principal amount plus any accrued and unpaid interest thereon (including any Additional Interest) to the redemption date.

(f) Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may, at any time and from time to time, purchase outstanding Notes by tender, in the open market or by private agreement.

Section 2.10 Change of Control

(a) Following the occurrence of a Change of Control Event in respect of either or both of the Series A Notes or Series B Notes, the Company may redeem (a “Change of Control Redemption”) such series of Notes, in whole but not in part, at the Company’s option at a redemption price equal to 101% of their principal amount plus any accrued and unpaid interest, and Additional Interest, if any, thereon to, but excluding the date of redemption (“Change of Control Event Redemption Date”). Unless the Company has previously or concurrently given a notice of redemption to Holders of all outstanding Notes under Section 2.09 of this Supplemental Indenture, titled “Optional Redemption”, within 30 days following any Change of Control Event in respect of such Notes or, at the Company’s option, prior to any Change of Control Event, but after the public announcement of the related Change of Control, the Company will send a notice to each Holder of such Notes describing the transaction or transactions that constitute or may constitute the Change of Control Event and either the Company’s election not to redeem such Notes or the Change of Control Event Redemption Date (which date will be no earlier than 60 days and no later than 90 days from the date such notice is sent), together with such other matters as may be advisable in the Company’s discretion or required by the Indenture. The notice of redemption shall, if sent prior to the occurrence of the Change of Control Event, state that the Change of Control Redemption is conditioned on the Change of Control Event occurring on or prior to the Change of Control Event Redemption Date specified in the notice. If no Change of Control Redemption is made by the Company within the time periods specified in this paragraph following a Change of Control Event with respect to such series of Notes and the Company has not otherwise given a notice of redemption to holders of all outstanding Notes of such series pursuant to the terms of Section 2.09 of this Supplemental Indenture, titled “Optional Redemption”, the per annum rate of interest payable on such series of Notes will be increased by an additional 5.0 percentage points from and including the date on which the applicable notice of a Change of Control Event is sent to Holders.

(b) On and after a Change of Control Event Redemption Date, interest will cease to accrue on such series of Notes called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the Change of Control Event Redemption Date, the Company shall deposit with the Trustee money sufficient to pay the Redemption Price of and (unless the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest to the redemption date of such Notes.

(c) The following terms shall have the following meanings in this Section 2.10:

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control,” when used with respect to any specified person, means the power to direct generally the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Change of Control” means the occurrence of any of the following events:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), other than the Permitted Holders, becomes the “beneficial owners” (as used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group will be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company or otherwise;

(ii) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly-owned subsidiary) to any person other than the Permitted Holders shall have occurred, or the Company merges, consolidates or amalgamates with or into any other person or any other person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation and (y) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction;

(iii) during any financial quarter, individuals who at the beginning of such financial quarter constituted the Board of Directors (for so long as the Amended and Restated Bylaws of the Company, as amended by the First Amendment to the Amended and Restated Bylaws, dated January 6, 2022 (as amended from time to time, the “Bylaws”) are in effect, together with any replacement or new directors appointed to such Board of Directors in accordance with the terms of the Bylaws, and to the extent the terms of the Bylaws are no longer in effect, together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such financial quarter or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(iv) the Company’s shareholders shall have approved any plan of liquidation or dissolution of the Company.

“Change of Control Event” means the occurrence of both a Change of Control and a Rating Event.

“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Investors” means (i) the British Columbia Investment Management Corporation (BCIMC), (ii) the Alberta Investment Management Corporation (AIMCo), (iii) the Ontario Municipal Employees Retirement System (OMERS), (iv) PGGM Vermogensbeheer B.V., (v) Macquarie Washington Clean Energy Investment, L.P., (vi) the Ontario Teachers’ Pension Plan Board and (vii) each of their respective Affiliates (not including, however, any portfolio companies of any of the Investors). For purposes of the preceding sentence, the term “portfolio companies” does not include, without limitation, (i) any investment fund or investment vehicle managed or co-managed by any Investor or by any of such investment funds’ or investment vehicles’ Affiliates or (ii) any direct or indirect non-operating subsidiary of any Investor.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Permitted Holders” means each of the Investors and members of management of the Company (or its direct or indirect parent) who are holders of Voting Stock of the Company (or any of its direct or indirect parent companies) on the issue date of the Notes and any “group” (as such term is used in Section 13(d) and 14(d) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of a majority of the total voting power of the Voting Stock of the Company.

“person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means:

(i) each of Fitch, Moody’s and S&P; and

(ii) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be.

“Rating Decline Period” means the 30-day period (which 30-day period shall be extended as long as the credit rating on the Notes is under publicly announced consideration for a possible downgrade by any Rating Agency) after the earliest of (a) the occurrence of a Change of Control and (b) the first public notice of the occurrence of such Change of Control.

“Rating Event” means, with respect to the Series A Notes or Series B Notes, the credit rating on such series of Notes is lowered by one or more gradations (including gradations within ratings categories as well as between rating categories but excluding, for the avoidance of doubt, changes in ratings outlook) by each of the Rating Agencies during the Rating Decline Period relating to such Change of Control and each such Rating Agency shall have put forth a public statement to the effect that such downgrade is attributable in whole or in part to such Change of Control. Notwithstanding the foregoing, if the rating of a series of Notes by each of the Rating Agencies is Investment Grade, then a “Rating Event” means a decrease in the ratings of such series of Notes by one or more gradations (including gradations within ratings categories as well as between rating categories but excluding, for the avoidance of doubt, changes in ratings outlook) by each of the Rating Agencies such that the rating of such series of Notes by each of the Rating Agencies falls below Investment Grade during the Rating Decline Period.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor thereto.

“Voting Stock” means securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or persons performing similar functions).

Section 2.11 No Additional Amounts. The Company will not pay any additional amounts to any Holder in respect of any tax, assessment or governmental charge.

Section 2.12 Ranking; Subordination. For the avoidance of doubt, the Notes shall rank on a parity with all Securities of other series issued under the Base Indenture.

Section 2.13 Rule 144A Reporting Requirement. Upon request therefor, the Company shall provide to prospective Holders of the Initial Notes, all information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Note that remains Outstanding is a “restricted security” with the meaning of Rule 144(a)(3) under the Securities Act. Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the Base Indenture or the Initial Notes (as to which the Trustee is entitled to rely exclusively on officers’ certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the indenture, or participate in any conference calls.

Section 2.14 Trustee’s Responsibilities. The Trustee assumes no responsibility for the accuracy or completeness of the information concerning the Company or its affiliates or any other party contained in this document or for any failure by the Company or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. Neither the Trustee nor any Paying Agent shall be responsible for determining whether any asset disposition has occurred and whether any asset sale offer with respect to the Notes is required. Neither the Trustee nor any Paying Agent shall be responsible for determining whether any Change of Control has occurred with respect to the Notes. Neither the Trustee nor any Paying Agent shall be responsible for monitoring our credit rating status, making any request upon any rating agency or determining whether any rating event with respect to the Notes has occurred.

ARTICLE III

RESERVED

ARTICLE IV

OPTION TO DEFER INTEREST PAYMENTS

Section 4.01 Option to Defer Interest Payments.

(a) The Company may elect at one or more times to defer payment of interest on a given series of the Notes for one or more consecutive Interest Periods (each, an “Optional Deferral Period”) of up to 10 consecutive years (each period commencing on the date that the first such interest payment would otherwise have been made on the applicable series of Notes); provided that the deferral of interest payments cannot extend beyond the redemption date or maturity date of the applicable Notes.

(b) The Company may pay at any time all or any portion of the interest accrued to that point during an Optional Deferral Period. At the end of the Optional Deferral Period or on any redemption date, the Company will be obligated to pay all accrued and unpaid interest.

(c) Once all accrued and unpaid interest on a given series of the Notes has been paid, the Company again can defer interest payments on that series of Notes as described above, provided that an Optional Deferral Period cannot extend beyond the maturity date of such Notes.

(d) If the Company defers interest for a period of 10 consecutive years from the commencement of an Optional Deferral Period, the Company will be required to pay all accrued and unpaid interest at the conclusion of the 10-year period. If the Company fails to pay in full all accrued and unpaid interest at the conclusion of the 10-year period, and such failure continues for 30 days, an event of default that gives rise to acceleration of principal and interest on the Notes will occur under this Indenture.

(e) During an Optional Deferral Period, interest will continue to accrue on the Notes of the applicable series, and deferred interest payments will accrue additional interest on a semi-annual basis at a rate equal to the interest rate then applicable to such series of Notes, to the extent permitted by law. No interest will be due and payable on the Notes until the end of the Optional Deferral Period except upon a redemption of the Notes during the Optional Deferral Period.

(f) During an Optional Deferral Period, the Company will not:

(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of its capital stock;

(ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of its debt securities ranking on a parity with, or ranking junior to, the Notes (including debt securities of other series issued under the Base Indenture); or

(iii) make any guarantee payments on any guarantee of debt securities if the guarantee ranks on a parity with or junior to the Notes.

(g) However, the foregoing provisions of Section 4.01(f) shall not prevent or restrict the Company from making:

(i) purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase, dividend reinvestment or similar plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock;

(ii) any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (f)(i) above as a result of a reclassification of its capital stock, or the exchange or conversion of all or a portion of one class or series of its capital stock or debt securities for a class or series of its capital stock;

(iii) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(iv) dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(v) redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(vi) payments on the Notes, any trust preferred securities, subordinated notes, junior subordinated notes, or any guarantees of any of the foregoing, in each case ranking on a parity with the Notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full; provided that, for the avoidance of doubt, the Company is not permitted to make interest payments on the Notes in part; and

(vii) for the avoidance of doubt, conversions of convertible capital stock of the Company into other capital stock of the Company in accordance with the terms of such convertible capital stock (together, for the avoidance of doubt, with cash in lieu of any fractional share).

(h) In the event that the Company elects to defer any Interest Payment, the Company shall notify the Trustee and the Holders in writing of such election at least one Business Day prior to the Regular Record Date for the Interest Payment Date on which the Company intends to begin an Optional Deferral Period; provided, however, that the Company’s failure to pay the interest owed on a particular Interest Payment Date shall also constitute the commencement of an Optional Deferral Period, unless such interest is paid within five Business Days after such Interest Payment Date, whether or not the Company provides a notice of deferral.

ARTICLE V

FORM OF NOTES

Section 5.01 Form of Note. The Series A Notes, the Series B Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A and Exhibit B, as applicable.

ARTICLE VI

ORIGINAL ISSUE OF NOTES

Section 6.01 Original Issue of Notes. Initial Series A Notes in the initial aggregate principal amount of up to $450,000,000, Exchange Series A Notes in the initial aggregate principal amount of up to $450,000,000, Initial Series B Notes in the initial aggregate principal amount of up to $450,000,000 and Exchange Series B Notes in the initial aggregate principal amount of up to $450,000,000 may be executed by the Company and delivered to the Trustee for authentication by it, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by any Officer of the Company, without any further corporate action by the Company other than as required by the Base Indenture.

ARTICLE VII

RESERVED

ARTICLE VIII

SUPPLEMENTAL INDENTURE

Section 8.01 Supplemental Indenture without Consent of Holders. Without the consent of any Holders, the Company and the Trustee may from time to time, and at any time enter into an indenture or indentures supplemental hereto to amend the Indenture and the Notes, in form satisfactory to the Trustee (which shall comply with the provisions of the Trust Indenture Act as then in effect), for any purpose set out in the Base Indenture and, in addition, for any one or more of the following purposes:

(a) to amend the Notes, the Base Indenture (insofar as it relates to the Notes) and the Indenture to conform the provisions thereof or hereof to the descriptions thereof or hereof contained in the offering memorandum dated March 24, 2026, under the section entitled “Description of Notes.”

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, mortgage, pledge or assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes of any series at the time outstanding, notwithstanding any of the provisions of Section 1202 of the Base Indenture.

Section 1201 of the Base Indenture shall apply, as amended, with respect to the Notes, and any reference in the Base Indenture to such provision shall, for purposes of the Notes, be deemed to refer to such provision as amended by this Section 8.01.

Section 8.02 Supplemental Indenture with Consent of Holders. With the consent of the Holders of not less than a majority in the principal amount of Notes then outstanding (except as otherwise provided in Section 1202 of the Base Indenture), the Company, when authorized by a Resolution of the Company, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto or to the Base Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or this Supplemental Indenture or of modifying in any manner the rights of the Holders of the Notes. Section 1202 of the Base Indenture shall apply, as amended, with respect to the Notes, and any reference in the Base Indenture to such provision shall, for purposes of the Notes, be deemed to refer to this Section 8.02.

ARTICLE IX

RESERVED

ARTICLE X

RESERVED

ARTICLE XI

TAX TREATMENT

Section 11.01 Tax Treatment. The Company agrees, and by acquiring an interest in a Note each Holder and beneficial owner of a Note agrees, to treat the Notes as indebtedness for U.S. federal, state and local tax purposes.

ARTICLE XII

THE TRUSTEE

Section 12.01 Appointment of Trustee. Pursuant to the Base Indenture and pursuant to this Supplemental Indenture, the Company hereby appoints the Trustee as Trustee under the Base Indenture with respect to the Notes, and by execution hereof the Trustee accepts such appointment. Pursuant to the Base Indenture, all the rights, powers, trusts and duties of the Trustee under the Base Indenture shall be vested in the Trustee with respect to the Notes and there shall continue to be vested in the Trustee all of its rights, powers, trusts and duties as Trustee under the Base Indenture with respect to all of the series of Securities as to which it has served and continues to serve as Trustee.

Section 12.02 Eligibility of Trustee. The Trustee hereby represents that it is qualified and eligible under Section 909 of the Base Indenture and the provisions of the Trust Indenture Act to accept its appointment as Trustee with respect to the Notes under the Base Indenture and hereby accepts the appointment as such Trustee.

Section 12.03 Security Registrar and Paying Agent. Pursuant to the Base Indenture, the Company hereby appoints Computershare Trust Company, National Association as registrar and “Paying Agent” with respect to the Notes.

Section 12.04 Concerning the Trustee. The Trustee (in all of its capacities) does not assume any duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Base Indenture or as expressly set forth herein and, in carrying out its responsibilities hereunder, shall have all of the rights, powers, privileges, protections, duties and immunities which it possesses under the Base Indenture.

Section 12.05 Patriot Act Requirements of Trustee. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Supplemental Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 12.06 Notice upon Trustee. Any notice, direction, request, demand, consent or waiver by the Company or any Holder to or upon the Trustee, registrar or Paying Agent for the Notes shall be deemed to have been sufficiently given, made or filed, for all purposes, if given, made or filed in writing at the Corporate Trust Office of the Trustee.

ARTICLE XIII

MISCELLANEOUS

Section 13.01 Ratification of Indenture; Supplemental Indenture Controls. The Base Indenture, as supplemented and (solely for purposes of the Notes) amended by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith with respect to the Notes only.

Section 13.02 Recitals. The recitals herein contained are made by the Company only and not by the Trustee, and the Trustee does not assume any responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. All of the provisions contained in the Base Indenture in respect of the rights, powers, privileges, protections, duties and immunities of the Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 13.03 Separability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 13.04 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This Supplemental Indenture and any ancillary documents may be signed by manual, facsimile or electronic signature, provided any electronic signature is a true representation of the signer’s actual signature. This Supplemental Indenture or any document delivered in connection with this Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (“UCC”) (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PUGET ENERGY, INC.

By:	/s/ Cara Peterman
Name:	Cara Peterman
Title:	Director, Chief Risk Officer and Corporate Treasurer

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Corey J. Dahlstrand
Name:	Corey J. Dahlstrand
Title:	Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

FORM OF 7.000% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED NOTES DUE 2056, SERIES A

7.000% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED NOTE, DUE 2056, SERIES A

[INCLUDE IF NOTE IS A GLOBAL NOTE: UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO PUGET ENERGY, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE IN WHOLE SHALL BE LIMITED TO TRANSFERS TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF THIS GLOBAL NOTE IN PART SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS GLOBAL NOTE SHALL BE EXCHANGEABLE FOR NOTES REGISTERED IN THE NAMES OF PERSONS OTHER THAN DTC OR ITS NOMINEE ONLY IF (I) DTC NOTIFIES THE COMPANY THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS A DEPOSITARY FOR SUCH GLOBAL NOTE, OR IF AT ANY TIME DTC CEASES TO BE A CLEARING AGENCY REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AT A TIME WHEN DTC IS REQUIRED TO BE SO REGISTERED TO ACT AS SUCH DEPOSITARY AND, IN EACH CASE, NO SUCCESSOR DEPOSITARY SHALL HAVE BEEN APPOINTED BY THE COMPANY WITHIN 90 DAYS OF SUCH NOTICE, (II) THE COMPANY IN ITS SOLE DISCRETION DETERMINES THAT SUCH GLOBAL NOTE SHALL BE SO EXCHANGEABLE, OR (III) THERE SHALL HAVE OCCURRED AN EVENT OF DEFAULT WITH RESPECT TO THE NOTES. ANY GLOBAL NOTE THAT IS EXCHANGEABLE PURSUANT TO THE PRECEDING SENTENCE SHALL BE EXCHANGEABLE FOR NOTES REGISTERED IN SUCH NAMES AS THE DEPOSITARY SHALL DIRECT AND NOTES ISSUED IN EXCHANGE FOR RULE 144A GLOBAL NOTES AND REGULATION S GLOBAL NOTES PURSUANT TO THE PRECEDING SENTENCE, SHALL BEAR, AND BE SUBJECT TO, THE LEGENDS RELATING TO RESTRICTIONS ON TRANSFER REQUIRED BY THE INDENTURE RELATING HERETO.]

[INCLUDE IF THIS NOTE IS A REGULATION S GLOBAL NOTE: THE NOTES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED AND SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (i) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (ii) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THE NOTES AND THE ORIGINAL ISSUE DATE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S (OR RULE 144A IF AVAILABLE) UNDER THE SECURITIES ACT. TERMS USED ABOVE HAVE THE MEANING GIVEN TO THEM BY REGULATION S.]

THE NOTES (OR ITS PREDECESSOR) EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF PUGET ENERGY, INC. (THE “COMPANY”) THAT (A) IT WILL NOT WITHIN SIX MONTHS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (C) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (B) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.

BECAUSE OF THE FOREGOING RESTRICTIONS, PURCHASERS ARE ADVISED TO CONSULT LEGAL COUNSEL PRIOR TO MAKING ANY RESALE, PLEDGE OR TRANSFER OF ANY OF THE NOTES. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

PUGET ENERGY, INC.

$[    ]

7.000% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED NOTES DUE 2056, SERIES A

Dated: March 27, 2026

NUMBER [ ]	CUSIP NO: [ ]

Registered Holder: CEDE & CO.	ISIN NO: [ ]

PUGET ENERGY, INC., a corporation duly organized and existing under the laws of the state of Washington (herein referred to as the “Company,” which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum specified in the Schedule of Increases or Decreases in this Note annexed hereto on September 15, 2056 (the “Series A Maturity Date”), and to pay (subject to deferral as set forth herein) interest thereon (i) from and including the date of the original issuance to, but excluding, September 15, 2031 at an annual rate of 7.000% and (ii) from and including September 15, 2031 during each Series A Interest Reset Period at an annual rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date, plus 2.961%; provided, that the interest rate during any Series A Interest Reset Period will not reset below 7.000%. Subject to the Company’s right to defer interest payments as set forth in Supplemental Indenture (as defined on the reverse hereof), interest and additional interest, if any, is payable semi-annually in arrears on March 15 and September 15 of each year beginning on September 15, 2026 (the “Interest Payment Dates”), until the principal thereof is paid or made available for payment. If interest payments are deferred or otherwise not paid, they will accrue and compound until paid at the same rate at which the Notes (as defined on the reverse hereof) bear interest to the extent permitted by law. As permitted by the terms of the Notes, if interest payments are deferred or otherwise not paid up to a redemption date that does not fall on an interest payment date, they will accrue and compound until paid at the same rate at which the Notes bear interest to the extent permitted by law.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period. The interest so payable on an Interest Payment Date will be paid to the Person in whose name this Note is registered, at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided that interest payable at Series A Maturity Date will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for, and that is not deferred as described below, will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid (i) to the Person in whose name this Note (or any Note issued upon registration of transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest established in accordance with Section 307 of the Base Indenture or (ii) at any time in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Note may be listed, and upon such notice as may be required by such exchange. The “Regular Record Date” with respect to any Interest Payment Date for the Notes, will be the fifteenth calendar day immediately preceding the applicable Interest Payment Date whether or not a business day; provided that if any of the Notes remain in book-entry form, the Regular Record Date for such Notes will be 15 days prior to the applicable Interest Payment Date.

If an Interest Payment Date or the Series A Maturity Date of the Notes or the date (if any) on which the Company is required to purchase the Notes falls on a day that is not a Business Day, the applicable payment will be made on the next succeeding Business Day, and no interest shall accrue or be paid in respect of such delay.

This Note may be presented for payment of principal and interest at the office of the Paying Agent; provided, however, that at the option of the Company, interest on this Note may be paid by check mailed to the address of the Person entitled thereto, as the address shall appear on the Security Register, or by a wire transfer to an account within the United States designated by the Person entitled thereto. Payment of the principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

The Company has entered into a Registration Rights Agreement dated as of March 27, 2026 with the Initial Purchasers described therein (the “Registration Rights Agreement”). Holders of the Initial Notes shall have all the rights set forth in the Registration Rights Agreement.

From and after the date on which a Registration Default (as defined in the Registration Rights Agreement) occurs, the interest rate payable on this Note shall increase (in addition to the interest rate set forth above) and additional interest reflecting such increase shall accrue with respect to this Note, as described in the Registration Rights Agreement, until but not including the date on which all such Registration Defaults shall be cured and cease to exist (and provided no other Registration Default with respect to this Note shall then be continuing), at the rate of one quarter of one percent (0.25%) per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by one quarter of one percent (0.25%) per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed one percent (1.00%) per annum, which additional interest shall be payable hereon at the times, in the manner and subject to the same terms and conditions set forth herein and in the Indenture, as though the interest rate set forth above had been increased by such applicable percentage per annum.

“Calculation Agent” means the Company, an affiliate of the Company selected by the Company, or any other firm appointed by the Company, in each case, in the Company’s sole discretion, acting as calculation agent in respect of the Notes.

“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five Business Days appearing under the caption “Treasury Constant Maturities” in the Most Recent H.15. If the Five-Year Treasury Rate cannot be determined pursuant to the preceding sentence, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, will determine the Five- Year Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention, the definition of “Business Day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

“H.15” means the daily statistical release designated as such, or any successor publication as determined by the Calculation Agent in its sole discretion, published by the Board of Governors of the Federal Reserve System.

“Series A Reset Date” means September 15, 2031 and each date falling on the five-year anniversary of the preceding Series A Reset Date.

“Series A Interest Reset Period” means the period from and including September 15, 2031 to, but not including, the next following Series A Reset Date and thereafter each period from and including each Series A Reset Date to, but not including, the next following Series A Reset Date or the maturity date or date of redemption, as the case may be.

“Most Recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Interest Determination Date.

“Reset Interest Determination Date” means, in respect of any Series A Interest Reset Period, the day falling two Business Days prior to the beginning of such Series A Interest Reset Period.

So long as no Event of Default with respect to the Notes of this series has occurred and is continuing, the Company shall have the right on one or more occasions, to defer payment of all or part of the current and accrued interest otherwise due on this Security by extending the interest payment period for up to ten (10) consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments may not extend beyond the Series A Maturity Date or end on a day other than an Interest Payment Date. As provided in the Indenture, Additional Interest on this Security will accrue to the extent permitted by law. No interest shall be due and payable during an Optional Deferral Period, except at the end of such Optional Deferral Period or upon a redemption of this Note during such Optional Deferral Period.

So long as no Event of Default shall have occurred and be continuing, prior to the termination of any Optional Deferral Period, the Company may further defer the payment of interest by extending such Optional Deferral Period; provided that such Optional Deferral Period together with all such previous and further deferrals of interest payments shall not exceed ten (10) consecutive years at any one time or extend beyond the Series A Maturity Date. Upon the termination of any Optional Deferral Period, which shall be an Interest Payment Date, the Company shall pay all interest accrued and unpaid on this Note, including any Additional Interest, to the Person in whose name this Note is registered on the Regular Record Date for such Interest Payment Date, provided that interest accrued and unpaid on this Security, including any Additional

Interest, payable at Series A Maturity Date or on any Tax Event Redemption Date will be paid to the Person to whom principal is payable. Once the Company pays all interest accrued and unpaid on this Note, including any Additional Interest, it shall be entitled again to defer interest payments on this Note as described above.

The Company may redeem the Series A Notes in whole or in part upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Series A Notes being redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date (i) on any day in the period commencing on the date falling 90 days prior to the first Series A Reset Date and ending on and including the first Series A Reset Date and (ii) after the first Series A Reset Date, on any interest payment date.

In addition, the Series A Notes may be redeemable, in whole but not in part, at the option of the Company, by a notice of redemption delivered by or on behalf of the Company pursuant to the Indenture (except as otherwise set forth below), following the occurrence of a Tax Event (as defined below), at a redemption price equal to the sum of: (1) 100% of the principal amount of the Notes being redeemed plus (2) accrued and unpaid interest (including any Additional Interest) thereon, if any, to such Tax Event Redemption Date.

“Tax Event” means receipt by the Company of an opinion of counsel experienced in tax matters to the effect that, as a result of:

(a)

any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

(b)

an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

(c)

any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

(d)

a threatened challenge asserted in writing in connection with an audit of the Company or its subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes of this series, which amendment, clarification, or change in each case is effective or which administrative action is taken or judicial decision, interpretation or pronouncement is issued, or which threatened challenge is asserted after March 24, 2026, there is more than an insubstantial risk that interest payable by the Company on the Securities of this series is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

In addition, the Notes of this series may be redeemable, in whole but not in part, at the option of the Company, by a notice of redemption delivered by or on behalf of the Company pursuant to the Indenture (except as otherwise set forth in the immediately succeeding paragraph), following the occurrence of a Rating Agency Event (as defined below), at a redemption price equal to 102% of the principal amount of such Securities of this series being redeemed plus accrued and unpaid interest (including any Additional Interest) to, but excluding, such Rating Agency Event redemption date. “Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization for purposes of assigning equity credit to securities such as the Securities of this series on March 27, 2026 (the “current methodology”), which change either (i) shortens the period of time during which equity credit pertaining to the Notes of this series would have been in effect had the current methodology not been changed, or (ii) reduces the amount of equity credit assigned to the Notes of this series as compared with the amount of equity credit that such rating agency had assigned to the Notes of this series as of March 27, 2026.

Following the occurrence of a Change of Control Event in respect of the Notes of this series, the Company may redeem (a “Change of Control Redemption”) the Notes of this series, in whole but not in part, at the Company’s option at a redemption price equal to 101% of their principal amount plus any accrued and unpaid interest, and Additional Interest, if any, thereon to, but excluding the date of redemption (“Change of Control Event Redemption Date”). Unless the Company has previously or concurrently given a notice of redemption to Holders of all outstanding Notes of this series under Section 2.09 of the Supplemental Indenture, titled “Optional Redemption”, within 30 days following any Change of Control Event in respect of the Notes of this series or, at the Company’s option, prior to any Change of Control Event, but after the public announcement of the related Change of Control, the Company will send a notice to each Holder of the Notes of this series describing the transaction or transactions that constitute or may constitute the Change of Control Event and either the Company’s election not to redeem the Notes of this series or the Change of Control Event Redemption Date (which date will be no earlier than 60 days and no later than 90 days from the date such notice is sent), together with such other matters as may be advisable in the Company’s discretion or required by the Indenture. The notice of redemption shall, if sent prior to the occurrence of the Change of Control Event, state that the Change of Control Redemption is conditioned on the Change of Control Event occurring on or prior to the Change of Control Event Redemption Date specified in the notice. If no Change of Control Redemption is made by the Company within the time periods specified in this paragraph following a Change of Control Event with respect to the Notes of this series and the Company has not otherwise given a notice of redemption to holders of all outstanding Notes of this series pursuant to the terms of Section 2.09 of the Supplemental Indenture, titled “Optional Redemption”, the per annum rate of interest payable on the Notes of this series will be increased by an additional 5.0 percentage points from and including the date on which the applicable notice of a Change of Control Event is sent to Holders.

On and after a Change of Control Event Redemption Date, interest will cease to accrue on the Notes of this series called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the Change of Control Event Redemption Date, the Company shall deposit with the Trustee money sufficient to pay the Redemption Price of and (unless the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest to the redemption date of the Notes of this series.

The following terms shall have the following meanings:

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control,” when used with respect to any specified person, means the power to direct generally the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Change of Control” means the occurrence of any of the following events:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), other than the Permitted Holders, becomes the “beneficial owners” (as used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group will be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company or otherwise;

(ii) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly-owned subsidiary) to any person other than the Permitted Holders shall have occurred, or the Company merges, consolidates or amalgamates with or into any other person or any other person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation and (y) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction;

(iii) during any financial quarter, individuals who at the beginning of such financial quarter constituted the Board of Directors (for so long as the Amended and Restated Bylaws of the Company, as amended by the First Amendment to the Amended and Restated Bylaws, dated January 6, 2022 (as amended from time to time, the “Bylaws”) are in effect, together with any replacement or new directors appointed to such Board of Directors in accordance with the terms of the Bylaws, and to the extent the terms of the Bylaws are no longer in effect, together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such financial quarter or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(iv) the Company’s shareholders shall have approved any plan of liquidation or dissolution of the Company.

“Change of Control Event” means the occurrence of both a Change of Control and a Rating Event.

“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Investors” means (i) the British Columbia Investment Management Corporation (BCIMC), (ii) the Alberta Investment Management Corporation (AIMCo), (iii) the Ontario Municipal Employees Retirement System (OMERS), (iv) PGGM Vermogensbeheer B.V., (v) Macquarie Washington Clean Energy Investment, L.P., (vi) the Ontario Teachers’ Pension Plan Board and (vii) each of their respective Affiliates (not including, however, any portfolio companies of any of the Investors). For purposes of the preceding sentence, the term “portfolio companies” does not include, without limitation, (i) any investment fund or investment vehicle managed or co-managed by any Investor or by any of such investment funds’ or investment vehicles’ Affiliates or (ii) any direct or indirect non-operating subsidiary of any Investor.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Permitted Holders” means each of the Investors and members of management of the Company (or its direct or indirect parent) who are holders of Voting Stock of the Company (or any of its direct or indirect parent companies) on the issue date of the Notes and any “group” (as such term is used in Section 13(d) and 14(d) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of a majority of the total voting power of the Voting Stock of the Company.

“person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means:

(i) each of Fitch, Moody’s and S&P; and

(ii) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes of this series publicly available, another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be.

“Rating Decline Period” means the 30-day period (which 30-day period shall be extended as long as the credit rating on the Notes of this series is under publicly announced consideration for a possible downgrade by any Rating Agency) after the earliest of (a) the occurrence of a Change of Control and (b) the first public notice of the occurrence of such Change of Control.

“Rating Event” means, with respect to the Notes of this series, the credit rating on the Notes of this series is lowered by one or more gradations (including gradations within ratings categories as well as between rating categories but excluding, for the avoidance of doubt, changes in ratings outlook) by each of the Rating Agencies during the Rating Decline Period relating to such Change of Control and each such Rating Agency shall have put forth a public statement to the effect that such downgrade is attributable in whole or in part to such Change of Control. Notwithstanding the foregoing, if the rating of the Notes of this series by each of the Rating Agencies is Investment Grade, then a “Rating Event” means a decrease in the ratings of the Notes of this series by one or more gradations (including gradations within ratings categories as well as between rating categories but excluding, for the avoidance of doubt, changes in ratings outlook) by each of the Rating Agencies such that the rating of the Notes of this series by each of the Rating Agencies falls below Investment Grade during the Rating Decline Period.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor thereto.

“Voting Stock” means securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or persons performing similar functions).

The indebtedness of the Company evidenced by this Note, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to Holders of Senior Indebtedness of the Company and each Holder of this Note, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, the provisions of the Indenture shall govern and control.

This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by an authorized signatory of the Trustee under the Indenture.

IN WITNESS WHEREOF, PUGET ENERGY, INC. has caused this instrument to be duly executed.

Dated: March 27, 2026
PUGET ENERGY, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the Series designated herein, referred to in the within-mentioned Indenture.

Dated: March 27, 2026

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:

Authorized Signatory

REVERSE SIDE OF NOTE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued pursuant to the Junior Subordinated Indenture (the “Base Indenture”), dated as of March 27, 2026, between the Company and Computershare Trust Company, National Association, as supplemented and amended by the First Supplemental Indenture dated as of March 27, 2026 by and between the Company and the Trustee (“Supplemental Indenture”, and together with the Base Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Notes. This Security is one of the Series designated on the face hereof (the “Notes”) which is limited in aggregate principal amount to $450,000,000.

Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture and the Supplemental Indenture.

The Notes are not subject to the operation of any sinking fund and, except as set forth in the Supplemental Indenture, are not repayable at the option of a Holder thereof prior to the Series A Maturity Date.

In the case of an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Company will not pay any additional amounts to any Holder in respect of any tax, assessment or governmental charge.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all outstanding Notes, to waive compliance by the Company with certain provisions of the Indenture, and contains provisions permitting the Holders of specified percentages in principal amount in certain instances of the outstanding Notes, to waive on behalf of all of the Holders of Notes, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, no Holder of Notes shall have any right by virtue or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as provided in the Indenture, and unless also the Holders of not less than a majority in principal amount of all the Securities at the time outstanding (considered as one class) shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Indenture and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 812 of the Base Indenture; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner therein provided and for the equal, ratable and common benefit of all Holders of Securities (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). For the protection and enforcement of the provisions of Section 807 of the Base Indenture, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Nothing contained in the Indenture is intended to or shall impair, as between the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to such Holders the principal of and interest on such Notes when, where and as the same shall become due and payable, all in accordance with the terms of the Notes, or is intended to or shall affect the relative rights of such Holders and creditors of the Company other than the holders of the Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under Article XIV of the Base Indenture of the holders of Senior Indebtedness of the Company in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Note or Notes of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company agrees, and by acceptance of this Note or a beneficial interest in this Note, each Holder hereof and any Person acquiring a beneficial interest herein agrees, to treat this Note as indebtedness for United States federal, state and local tax purposes.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Note shall be registered upon the Security Register of this series as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor person, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

This Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN THIS NOTE

The initial principal amount of this Note is:

[$  ]

Changes to Principal Amount of Global Note

Date	Principal Amount by which this Note is to be Decreased or Increased and the Reason for the Decrease or Increase	Remaining Principal Amount of this Note	Signature of Authorized Officer of Trustee

EXHIBIT B

FORM OF 7.250% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED

NOTES DUE 2056, SERIES B

7.250% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED NOTE, DUE 2056,

SERIES B

[INCLUDE IF NOTE IS A GLOBAL NOTE: UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO PUGET ENERGY, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE IN WHOLE SHALL BE LIMITED TO TRANSFERS TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF THIS GLOBAL NOTE IN PART SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS GLOBAL NOTE SHALL BE EXCHANGEABLE FOR NOTES REGISTERED IN THE NAMES OF PERSONS OTHER THAN DTC OR ITS NOMINEE ONLY IF (I) DTC NOTIFIES THE COMPANY THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS A DEPOSITARY FOR SUCH GLOBAL NOTE, OR IF AT ANY TIME DTC CEASES TO BE A CLEARING AGENCY REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AT A TIME WHEN DTC IS REQUIRED TO BE SO REGISTERED TO ACT AS SUCH DEPOSITARY AND, IN EACH CASE, NO SUCCESSOR DEPOSITARY SHALL HAVE BEEN APPOINTED BY THE COMPANY WITHIN 90 DAYS OF SUCH NOTICE, (II) THE COMPANY IN ITS SOLE DISCRETION DETERMINES THAT SUCH GLOBAL NOTE SHALL BE SO EXCHANGEABLE, OR (III) THERE SHALL HAVE OCCURRED AN EVENT OF DEFAULT WITH RESPECT TO THE NOTES. ANY GLOBAL NOTE THAT IS EXCHANGEABLE PURSUANT TO THE PRECEDING SENTENCE SHALL BE EXCHANGEABLE FOR NOTES REGISTERED IN SUCH NAMES AS THE DEPOSITARY SHALL DIRECT AND NOTES ISSUED IN EXCHANGE FOR RULE 144A GLOBAL NOTES AND REGULATION S GLOBAL NOTES PURSUANT TO THE PRECEDING SENTENCE, SHALL BEAR, AND BE SUBJECT TO, THE LEGENDS RELATING TO RESTRICTIONS ON TRANSFER REQUIRED BY THE INDENTURE RELATING HERETO.]

[INCLUDE IF THIS NOTE IS A REGULATION S GLOBAL NOTE: THE NOTES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED AND SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (i) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (ii) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THE NOTES AND THE ORIGINAL ISSUE DATE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S (OR RULE 144A IF AVAILABLE) UNDER THE SECURITIES ACT. TERMS USED ABOVE HAVE THE MEANING GIVEN TO THEM BY REGULATION S.]

THE NOTES (OR ITS PREDECESSOR) EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF PUGET ENERGY, INC. (THE “COMPANY”) THAT (A) IT WILL NOT WITHIN SIX MONTHS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (C) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (B) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.

BECAUSE OF THE FOREGOING RESTRICTIONS, PURCHASERS ARE ADVISED TO CONSULT LEGAL COUNSEL PRIOR TO MAKING ANY RESALE, PLEDGE OR TRANSFER OF ANY OF THE NOTES. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

PUGET ENERGY, INC.

$[   ]

7.250% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED NOTES DUE

2056, SERIES B

Dated: March 27, 2026

NUMBER [ ]	CUSIP NO: [ ]

Registered Holder: CEDE & CO.	ISIN NO: [ ]

PUGET ENERGY, INC., a corporation duly organized and existing under the laws of the state of Washington (herein referred to as the “Company,” which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum specified in the Schedule of Increases or Decreases in this Note annexed hereto on September 15, 2056 (the “Series B Maturity Date”), and to pay (subject to deferral as set forth herein) interest thereon (i) from and including the date of the original issuance to, but excluding, September 15, 2036 at an annual rate of 7.250% and (ii) from and including September 15, 2036 during each Series B Interest Reset Period at an annual rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date, plus 2.848%; provided, that the interest rate during any Series B Interest Reset Period will not reset below 7.250%. Subject to the Company’s right to defer interest payments as set forth in Supplemental Indenture (as defined on the reverse hereof), interest and additional interest, if any, is payable semi-annually in arrears on March 15 and September 15 of each year beginning on September 15, 2026 (the “Interest Payment Dates”), until the principal thereof is paid or made available for payment. If interest payments are deferred or otherwise not paid, they will accrue and compound until paid at the same rate at which the Notes (as defined on the reverse hereof) bear interest to the extent permitted by law. As permitted by the terms of the Notes, if interest payments are deferred or otherwise not paid up to a redemption date that does not fall on an interest payment date, they will accrue and compound until paid at the same rate at which the Notes bear interest to the extent permitted by law.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period. The interest so payable on an Interest Payment Date will be paid to the Person in whose name this Note is registered, at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided that interest payable at Series B Maturity Date will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for, and that is not deferred as described below, will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid (i) to the Person in whose name this Note (or any Note issued upon registration of transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest established in accordance with Section 307 of the Base Indenture or (ii) at any time in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Note may be listed, and upon such notice as may be required by such exchange. The “Regular Record Date” with respect to any Interest Payment Date for the Notes, will be the fifteenth calendar day immediately preceding the applicable Interest Payment Date whether or not a business day; provided that if any of the Notes remain in book-entry form, the Regular Record Date for such Notes will be 15 days prior to the applicable Interest Payment Date.

If an Interest Payment Date or the Series B Maturity Date of the Notes or the date (if any) on which the Company is required to purchase the Notes falls on a day that is not a Business Day, the applicable payment will be made on the next succeeding Business Day, and no interest shall accrue or be paid in respect of such delay.

This Note may be presented for payment of principal and interest at the office of the Paying Agent; provided, however, that at the option of the Company, interest on this Note may be paid by check mailed to the address of the Person entitled thereto, as the address shall appear on the Security Register, or by a wire transfer to an account within the United States designated by the Person entitled thereto. Payment of the principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

The Company has entered into a Registration Rights Agreement dated as of March 27, 2026 with the Initial Purchasers described therein (the “Registration Rights Agreement”). Holders of the Initial Notes shall have all the rights set forth in the Registration Rights Agreement.

From and after the date on which a Registration Default (as defined in the Registration Rights Agreement) occurs, the interest rate payable on this Note shall increase (in addition to the interest rate set forth above) and additional interest reflecting such increase shall accrue with respect to this Note, as described in the Registration Rights Agreement, until but not including the date on which all such Registration Defaults shall be cured and cease to exist (and provided no other Registration Default with respect to this Note shall then be continuing), at the rate of one quarter of one percent (0.25%) per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by one quarter of one percent (0.25%) per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed one percent (1.00%) per annum, which additional interest shall be payable hereon at the times, in the manner and subject to the same terms and conditions set forth herein and in the Indenture, as though the interest rate set forth above had been increased by such applicable percentage per annum.

“Calculation Agent” means the Company, an affiliate of the Company selected by the Company, or any other firm appointed by the Company, in each case, in the Company’s sole discretion, acting as calculation agent in respect of the Notes.

“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five Business Days appearing under the caption “Treasury Constant Maturities” in the Most Recent H.15. If the Five-Year Treasury Rate cannot be determined pursuant to the preceding sentence, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, will determine the Five- Year Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention, the definition of “Business Day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

“H.15” means the daily statistical release designated as such, or any successor publication as determined by the Calculation Agent in its sole discretion, published by the Board of Governors of the Federal Reserve System.

“Series B Reset Date” means September 15, 2036 and each date falling on the five-year anniversary of the preceding Series B Reset Date.

“Series B Interest Reset Period” means the period from and including September 15, 2036 to, but not including, the next following Series B Reset Date and thereafter each period from and including each Series B Reset Date to, but not including, the next following Series B Reset Date or the maturity date or date of redemption, as the case may be.

“Most Recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Interest Determination Date.

“Reset Interest Determination Date” means, in respect of any Series B Interest Reset Period, the day falling two Business Days prior to the beginning of such Series B Interest Reset Period.

So long as no Event of Default with respect to the Notes of this series has occurred and is continuing, the Company shall have the right on one or more occasions, to defer payment of all or part of the current and accrued interest otherwise due on this Security by extending the interest payment period for up to ten (10) consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments may not extend beyond the Series B Maturity Date or end on a day other than an Interest Payment Date. As provided in the Indenture, Additional Interest on this Security will accrue to the extent permitted by law. No interest shall be due and payable during an Optional Deferral Period, except at the end of such Optional Deferral Period or upon a redemption of this Note during such Optional Deferral Period.

So long as no Event of Default shall have occurred and be continuing, prior to the termination of any Optional Deferral Period, the Company may further defer the payment of interest by extending such Optional Deferral Period; provided that such Optional Deferral Period together with all such previous and further deferrals of interest payments shall not exceed ten (10) consecutive years at any one time or extend beyond the Series B Maturity Date. Upon the termination of any Optional Deferral Period, which shall be an Interest Payment Date, the Company shall pay all interest accrued and unpaid on this Note, including any Additional Interest, to the Person in whose name this Note is registered on the Regular Record Date for such Interest Payment Date, provided that interest accrued and unpaid on this Security, including any Additional Interest, payable at Series B Maturity Date or on any Tax Event Redemption Date will be paid to the Person to whom principal is payable. Once the Company pays all interest accrued and unpaid on this Note, including any Additional Interest, it shall be entitled again to defer interest payments on this Note as described above.

The Company may redeem the Series B Notes in whole or in part upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Series B Notes being redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date (i) on any day in the period commencing on the date falling 90 days prior to the first Series B Reset Date and ending on and including the first Series B Reset Date and (ii) after the first Series B Reset Date, on any interest payment date.

In addition, the Series B Notes may be redeemable, in whole but not in part, at the option of the Company, by a notice of redemption delivered by or on behalf of the Company pursuant to the Indenture (except as otherwise set forth below), following the occurrence of a Tax Event (as defined below), at a redemption price equal to the sum of: (1) 100% of the principal amount of the Notes being redeemed plus (2) accrued and unpaid interest (including any Additional Interest) thereon, if any, to such Tax Event Redemption Date.

“Tax Event” means receipt by the Company of an opinion of counsel experienced in tax matters to the effect that, as a result of:

(a)

any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

(b)

an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

(c)

any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

(d)

a threatened challenge asserted in writing in connection with an audit of the Company or its subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes of this series, which amendment, clarification, or change in each case is effective or which administrative action is taken or judicial decision, interpretation or pronouncement is issued, or which threatened challenge is asserted after March 24, 2026, there is more than an insubstantial risk that interest payable by the Company on the Securities of this series is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

In addition, the Notes of this series may be redeemable, in whole but not in part, at the option of the Company, by a notice of redemption delivered by or on behalf of the Company pursuant to the Indenture (except as otherwise set forth in the immediately succeeding paragraph), following the occurrence of a Rating Agency Event (as defined below), at a redemption price equal to 102% of the principal amount of such Securities of this series being redeemed plus accrued and unpaid interest (including any Additional Interest) to, but excluding, such Rating Agency Event redemption date. “Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization for purposes of assigning equity credit to securities such as the Securities of this series on March 27, 2026 (the “current methodology”), which change either (i) shortens the period of time during which equity credit pertaining to the Notes of this series would have been in effect had the current methodology not been changed, or (ii) reduces the amount of equity credit assigned to the Notes of this series as compared with the amount of equity credit that such rating agency had assigned to the Notes of this series as of March 27, 2026.

Following the occurrence of a Change of Control Event in respect of the Notes of this series, the Company may redeem (a “Change of Control Redemption”) the Notes of this series, in whole but not in part, at the Company’s option at a redemption price equal to 101% of their principal amount plus any accrued and unpaid interest, and Additional Interest, if any, thereon to, but excluding the date of redemption (“Change of Control Event Redemption Date”). Unless the Company has previously or concurrently given a notice of redemption to Holders of all outstanding Notes of this series under Section 2.09 of the Supplemental Indenture, titled “Optional Redemption”, within 30 days following any Change of Control Event in respect of the Notes of this series or, at the Company’s option, prior to any Change of Control Event, but after the public announcement of the related Change of Control, the Company will send a notice to each Holder of the Notes of this series describing the transaction or transactions that constitute or may constitute the Change of Control Event and either the Company’s election not to redeem the Notes of this series or the Change of Control Event Redemption Date (which date will be no earlier than 60 days and no later than 90 days from the date such notice is sent), together with such other matters as may be advisable in the Company’s discretion or required by the Indenture. The notice of redemption shall, if sent prior to the occurrence of the Change of Control Event, state that the Change of Control Redemption is conditioned on the Change of Control Event occurring on or prior to the Change of Control Event Redemption Date specified in the notice. If no Change of Control Redemption is made by the Company within the time periods specified in this paragraph following a Change of Control Event with respect to the Notes of this series and the Company has not otherwise given a notice of redemption to holders of all outstanding Notes of this series pursuant to the terms of Section 2.09 of the Supplemental Indenture, titled “Optional Redemption”, the per annum rate of interest payable on the Notes of this series will be increased by an additional 5.0 percentage points from and including the date on which the applicable notice of a Change of Control Event is sent to Holders.

On and after a Change of Control Event Redemption Date, interest will cease to accrue on the Notes of this series called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the Change of Control Event Redemption Date, the Company shall deposit with the Trustee money sufficient to pay the Redemption Price of and (unless the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest to the redemption date of the Notes of this series.

The following terms shall have the following meanings:

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control,” when used with respect to any specified person, means the power to direct generally the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Change of Control” means the occurrence of any of the following events:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), other than the Permitted Holders, becomes the “beneficial owners” (as used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group will be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company or otherwise;

(ii) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly-owned subsidiary) to any person other than the Permitted Holders shall have occurred, or the Company merges, consolidates or amalgamates with or into any other person or any other person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation and (y) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction;

(iii) during any financial quarter, individuals who at the beginning of such financial quarter constituted the Board of Directors (for so long as the Amended and Restated Bylaws of the Company, as amended by the First Amendment to the Amended and Restated Bylaws, dated January 6, 2022 (as amended from time to time, the “Bylaws”) are in effect, together with any replacement or new directors appointed to such Board of Directors in accordance with the terms of the Bylaws, and to the extent the terms of the Bylaws are no longer in effect, together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such financial quarter or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(iv) the Company’s shareholders shall have approved any plan of liquidation or dissolution of the Company.

“Change of Control Event” means the occurrence of both a Change of Control and a Rating Event.

“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Investors” means (i) the British Columbia Investment Management Corporation (BCIMC), (ii) the Alberta Investment Management Corporation (AIMCo), (iii) the Ontario Municipal Employees Retirement System (OMERS), (iv) PGGM Vermogensbeheer B.V., (v) Macquarie Washington Clean Energy Investment, L.P., (vi) the Ontario Teachers’ Pension Plan Board and (vii) each of their respective Affiliates (not including, however, any portfolio companies of any of the Investors). For purposes of the preceding sentence, the term “portfolio companies” does not include, without limitation, (i) any investment fund or investment vehicle managed or co-managed by any Investor or by any of such investment funds’ or investment vehicles’ Affiliates or (ii) any direct or indirect non-operating subsidiary of any Investor.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Permitted Holders” means each of the Investors and members of management of the Company (or its direct or indirect parent) who are holders of Voting Stock of the Company (or any of its direct or indirect parent companies) on the issue date of the Notes and any “group” (as such term is used in Section 13(d) and 14(d) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of a majority of the total voting power of the Voting Stock of the Company.

“person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means:

(i) each of Fitch, Moody’s and S&P; and

(ii) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes of this series publicly available, another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be.

“Rating Decline Period” means the 30-day period (which 30-day period shall be extended as long as the credit rating on the Notes of this series is under publicly announced consideration for a possible downgrade by any Rating Agency) after the earliest of (a) the occurrence of a Change of Control and (b) the first public notice of the occurrence of such Change of Control.

“Rating Event” means, with respect to the Notes of this series, the credit rating on the Notes of this series is lowered by one or more gradations (including gradations within ratings categories as well as between rating categories but excluding, for the avoidance of doubt, changes in ratings outlook) by each of the Rating Agencies during the Rating Decline Period relating to such Change of Control and each such Rating Agency shall have put forth a public statement to the effect that such downgrade is attributable in whole or in part to such Change of Control. Notwithstanding the foregoing, if the rating of the Notes of this series by each of the Rating Agencies is Investment Grade, then a “Rating Event” means a decrease in the ratings of the Notes of this series by one or more gradations (including gradations within ratings categories as well as between rating categories but excluding, for the avoidance of doubt, changes in ratings outlook) by each of the Rating Agencies such that the rating of the Notes of this series by each of the Rating Agencies falls below Investment Grade during the Rating Decline Period.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor thereto.

“Voting Stock” means securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or persons performing similar functions).

The indebtedness of the Company evidenced by this Note, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to Holders of Senior Indebtedness of the Company and each Holder of this Note, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, the provisions of the Indenture shall govern and control.

This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by an authorized signatory of the Trustee under the Indenture.

IN WITNESS WHEREOF, PUGET ENERGY, INC. has caused this instrument to be duly executed.

Dated: March 27, 2026

PUGET ENERGY, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the Series designated herein, referred to in the within-mentioned Indenture.

Dated: March 27, 2026

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:

Authorized Signatory

REVERSE SIDE OF NOTE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued pursuant to the Junior Subordinated Indenture (the “Base Indenture”), dated as of March 27, 2026, between the Company and Computershare Trust Company, National Association, as supplemented and amended by the First Supplemental Indenture dated as of March 27, 2026 by and between the Company and the Trustee (“Supplemental Indenture”, and together with the Base Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Notes. This Security is one of the Series designated on the face hereof (the “Notes”) which is limited in aggregate principal amount to $450,000,000.

Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture and the Supplemental Indenture.

The Notes are not subject to the operation of any sinking fund and, except as set forth in the Supplemental Indenture, are not repayable at the option of a Holder thereof prior to the Series B Maturity Date.

In the case of an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Company will not pay any additional amounts to any Holder in respect of any tax, assessment or governmental charge.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all outstanding Notes, to waive compliance by the Company with certain provisions of the Indenture, and contains provisions permitting the Holders of specified percentages in principal amount in certain instances of the outstanding Notes, to waive on behalf of all of the Holders of Notes, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, no Holder of Notes shall have any right by virtue or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as provided in the Indenture, and unless also the Holders of not less than a majority in principal amount of all the Securities at the time outstanding (considered as one class) shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Indenture and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 812 of the Base Indenture; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner therein provided and for the equal, ratable and common benefit of all Holders of Securities (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). For the protection and enforcement of the provisions of Section 807 of the Base Indenture, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Nothing contained in the Indenture is intended to or shall impair, as between the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to such Holders the principal of and interest on such Notes when, where and as the same shall become due and payable, all in accordance with the terms of the Notes, or is intended to or shall affect the relative rights of such Holders and creditors of the Company other than the holders of the Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under Article XIV of the Base Indenture of the holders of Senior Indebtedness of the Company in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Note or Notes of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company agrees, and by acceptance of this Note or a beneficial interest in this Note, each Holder hereof and any Person acquiring a beneficial interest herein agrees, to treat this Note as indebtedness for United States federal, state and local tax purposes.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Note shall be registered upon the Security Register of this series as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor person, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

This Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN THIS NOTE

The initial principal amount of this Note is:

[$  ]

Changes to Principal Amount of Global Note

Date	Principal Amount by which this Note is to be Decreased or Increased and the Reason for the Decrease or Increase	Remaining Principal Amount of this Note	Signature of Authorized Officer of Trustee

EXHIBIT C

FORM OF RULE 144A NOTE TO REGULATION S NOTE TRANSFER CERTIFICATE

Computershare Trust Company, National Association

1505 Energy Park Drive

St. Paul, MN 55108

Attention: cctbondholdercommunications@computershare.com

Re: Puget Energy, Inc. [7.000% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056, Series A]/[7.250% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056, Series B] (the “Notes”)

Reference is hereby made to the Indenture dated as of March 27, 2026 between Puget Energy, Inc. and Computershare Trust Company, National Association, as trustee, as supplemented by the First Supplemental Indenture dated as of March 27, 2026 (collectively, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$     principal amount of the Notes which are held in the form of the Rule 144A Global Note (CUSIP No.    ) with the Depositary in the name or for the account of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer or exchange of such beneficial interest for an interest in the Regulation S Global Note (CINS No.    ) to be held with [Euroclear Bank SA/NV, as operator of the Euroclear System] [Clearstream Banking, S.A.] (Common Code    ) through the Depositary.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer or exchange has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby certify:

(1) the offer of the Notes was not made to a person in the United States or for the account or benefit of a person in the United States (other than an initial purchase of the Notes),

[(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,]*

[(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

C-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:

Name:

Title:

Dated:

cc: Puget Energy, Inc.

*	Insert one of these two provisions, which come from the definition of “offshore transactions” in Regulation S.

Signature Guarantee:

C-2

EXHIBIT D

FORM OF REGULATION S NOTE TO RULE 144A NOTE TRANSFER CERTIFICATE

Computershare Trust Company, National Association

1505 Energy Park Drive

St. Paul, MN 55108

Attention: cctbondholdercommunications@computershare.com

Re: Puget Energy, Inc. [7.000% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056, Series A]/[7.250% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056, Series B] (the “Notes”)

Reference is hereby made to the Indenture dated as of March 27, 2026 between Puget Energy, Inc. and Computershare Trust Company, National Association, as trustee, as supplemented by the First Supplemental Indenture dated as of March 27, 2026 (collectively, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$    principal amount of the Notes which are held in the form of the Regulation S Global Note (CINS No.    ) with the Depositary in the name or for the account of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer or exchange of such beneficial interest for an interest in the Rule 144A Global Note (CUSIP No.     ).

The transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor hereby further certifies that the beneficial interest is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest will be subject to the restrictions on transfer enumerated in the legend printed on the Rule 144A Global Note and in the Indenture and the Securities Act.

D-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:

Name:

Title:

Dated:

cc: Puget Energy, Inc.

[    ]

Signature Guarantee:

D-2